THE BANC STOCK GROUP, INC.


                                   July 7, 2000

Dear Shareholders:

     We cordially invite you to attend the Annual Meeting of the Shareholders of The Banc Stock Group, Inc. (the "Company") to be held at the Marriott North located at 6500 Doubletree Avenue, Columbus, Ohio 43229, on Thursday, August 10, 2000, at 10:00 A.M.

     The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company, as well as representatives of PricewaterhouseCoopers LLP, the Company's independent accountants, will be present to respond to any questions shareholders may have.

     ON BEHALF OF THE BOARD OF DIRECTORS, WE URGE YOU TO SIGN,
DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting. Your vote is important, regardless of the number of shares you own.

     Sincerely,

     THE BANC STOCK GROUP, INC.


     /s/ Roderick H. Dillon, Jr.
     Roderick H. Dillon, Jr.
     President & CEO


                    THE BANC STOCK GROUP, INC.
                   1105 SCHROCK ROAD, SUITE 437
                       COLUMBUS, OHIO 43229
                          (614) 848-5100

             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                  TO BE HELD ON AUGUST 10, 2000

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of The Banc Stock Group, Inc. (the "Company") will be held at the Marriott North located at 6500 Doubletree Avenue, Columbus, Ohio 43229, Thursday, August 10, 2000, at 10:00 A.M. (the "Meeting") to consider and act upon the following matters:

     1. Election of three nominees to serve on the Board of Directors, which consists of ten persons;

     2. Ratify the selection of PricewaterhouseCoopers LLP as independent accountants of the Company for the year ended February 29, 2000;

     3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

Any action may be taken on any one of the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Pursuant to the By-laws, the Board of Directors has fixed the close of business on July 3, 2000, as the record date for determination of the shareholders entitled to vote at the Meeting and any adjournments thereof.

You are requested to fill in and sign the enclosed form of proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope or you may vote by phone by using the control number identified on your proxy ballot or by Internet. The proxy will not be used if you attend and vote at the Meeting in person or if you revoke the proxy prior to the Meeting.

     BY ORDER OF THE BOARD OF DIRECTORS


     /s/ Sandra L. Quinn, Secretary
     Sandra L. Quinn, Secretary

Columbus, Ohio
July 7, 2000


IMPORTANT: THE PROMPT RETURN OF YOUR PROXY WILL SAVE YOUR COMPANY
THE
EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO OBTAIN A
QUORUM.  AN
ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF THE ENVELOPE IS MAILED IN THE UNITED STATES.

                    THE BANC STOCK GROUP, INC.
                   1105 SCHROCK ROAD, SUITE 437
                        COLUMBUS, OH 43229

                         PROXY STATEMENT

     This Proxy Statement is furnished to the shareholders of The Banc Stock Group, Inc., a Florida corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the annual meeting of shareholders of the Company to be held on August 10, 2000, and any adjournment thereof. A copy of the notice of meeting accompanies this Proxy Statement. It is anticipated that the mailing of the Proxy Statement will commence on July 11, 2000. This proxy is being solicited by the Company.

     Only shareholders of record at the close of business on July 3, 2000, the record date for the meeting, will be entitled to notice of and to vote at the meeting. On the record date, the Company had outstanding 8,336,817 shares of Class A Common Stock and 120,000 shares of Class C Common Stock, which are the only securities of the Company entitled to vote at the meeting, each share being entitled to one vote.

     The purposes of this meeting are to (1) elect three members to serve on the Board of Directors for a three-year term and (2) to ratify PricewaterhouseCoopers LLP as independent accountants for the year ended February 29, 2000. While the Company is not currently aware of any other matters which will come before the meeting, if any other maters do properly come before the meeting, the persons designated as proxies intend to vote in accordance with their best judgment on such matters.

     Each of the scheduled matters will be determined by a plurality vote of the outstanding Common Shares present and entitled to vote at the Meeting.

     Shareholders who execute proxies may revoke them by giving notice to the Secretary of the Company at any time before such proxies are voted. Attendance at the meeting will not have the effect of revoking a proxy unless the shareholder so attending notifies the Secretary of the meeting at any time prior to the voting of the proxy.

     The Company will bear the cost of the meeting and the cost of soliciting proxies, including the cost of mailing the proxy material. In addition to solicitation by mail, directors, officers and employees of the Company (who will not be specifically compensated for such services) may solicit proxies by telephone or otherwise.

     Proxies received pursuant to this solicitation will be voted in favor of all proposals except as to matters where authority to vote is specifically withheld, and, where a choice is specific as to the proposal, they will be voted in accordance with such specification. If no instructions are given, the persons named in the proxy intend to vote FOR each of the actions specified on page 2 of this Proxy.

     No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement does not constitute the solicitation of a proxy in any jurisdiction from any person to whom it is unlawful to make such proxy solicitation in such jurisdiction. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of this Proxy Statement.


  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     On July 3, 2000, the Company had outstanding 8,336,817 shares of Class A Common Stock, and 120,000 shares of Class C Common Stock, each of which is entitled to one vote upon each of the matters presented at the meeting. The holders of the majority of the shares of Common Stock, present in person or by proxy and entitled, to vote, will constitute a quorum at the meeting. Shareholders of record at the close of business on July 3, 2000, will be entitled to vote at the meeting.

     The following sets forth, as of July 3, 2000, certain information concerning stock ownership of all persons known by the Company to own beneficially five percent or more of the outstanding shares of any class of the Company's Common Stock, and the percentage of voting power assuming exercise of all options which are currently exercisable):


Name, Address     Class A  Options/  Class A Class A Class C  Class C Combined
Year Term Expires Shares#  Warrants# Total #   %     Shares #    %       %
is listed for
Directors
Age is listed for
Officers and
Directors

James T. Coppage
6001 River Road,
Suite 402
Columbus,GA 31904  89,140             89,140    0.9%    10,860   9.1%    1.0%

First Eldorado
   Bancshares
946 Fourth Street
Eldorado,IL 62930  361,017           361,017    3.7%    43,983  36.7%    4.1%

John W. Walden
1132 Broadway
Columbus, GA 31901 178,280           178,280    1.8%    21,720  18.1%    2.0%


Carol A. Wright
755 Wagon Wheel Dr.
Northport, MI 49670  94,966           94,966    1.0%    12,713  10.6%    1.1%


     The following sets forth, as of July 3, 2000, certain information concerning Common Stock ownership of each Director and Officer, and all officers and directors of the Company as a group, and the percentage of voting power (assuming exercise of all options which are currently exercisable):


Name, Address      Class A  Options/  Class A  Class A Class C Class C Combined
Year Term Expires  Shares#  Warrants# Total#      %    Shares#   %        %
is listed for
Directors
Age is listed for
Officers and
Directors

Larry A. Beres, 53
7811 Winding Way S.
Tipp City, Ohio 45371
Year 2003 (B)         42,500  40,000   82,500    0.8%                   0.8%


Robert K. Butner, 78
12 McGuffey Lane
Athens, Ohio 45701
Year 2001            369,779  65,000  434,779     4.4%                  4.4%


Roger Blackwell, 59
3380 Tremont Road
Columbus, Ohio 43221
Year 2002             23,500  10,000   33,500     0.3%                  0.3%

Michael E. Guirlinger, 52
5321 C Drumcally Lane
Dublin, Ohio 43017
Year 2000             22,427 211,107  233,534     2.4%                  2.3%


James G. Mathias, 47
7707 Winding Way South
Tipp City, Ohio 45371
Year 2003 (B)
                      96,568  65,000  161,568     1.6%   2,170  1.8%   1.6%

Sandra L. Quinn, 34
6288 Chelmsford Sq. E.
Columbus, Ohio 43229
Year 2002             10,500  43,000   53,500     0.5%                 0.4%

John Rettig, 59

826 Third Avenue
Fremont, Ohio 43420
Year 2001             35,290  20,000   55,290     0.6%                 0.6%

Harvey Thatcher, 66
135 East Central Ave.
Van Wert, Ohio 45891
Year 2002             57,692  65,000  122,692     1.2%                 1.2%

L. Jean Thiergartner, 67
20896 Orchard Road
P.O. Box 387
Milford Center,OH 43045
Year 2001             241,500 65,000  306,500     3.1%                 3.1%

Richard Desich, 60
111149 W. Arrowhead Dr.
Grafton, Ohio 44044
Year 2003 (B)           7,450 10,000   17,450     0.2%                 0.2%

**
Jeffrey C. Barton, 53
290 E. Kossuth Street
Columbus, Ohio 43206    6,000  27,250   33,250     0.3%                 0.3%

**
Mark A. Davis, 48
6215 Northgate Rd. Apt. D
Columbus, Ohio 43229   31,778 167,150  198,928     2.0%                 2.0%

**
Harry J. Ryan, 55
3888 James River road
New Albany, Ohio 43045 15,000  12,750   27,750     0.3%                 0.3%

**
Edward E. Schmidt, 53
5544 Turnberry Drive
Westerville, Ohio 43082        12,950   12,950     0.1%                 0.1%

**
Roderick H. Dillon, Jr., 43
46 East Sycamore Street
Columbus, Ohio 43229          200,000   200,000     2.0%                 2.0%


Directors and Officers as a
Group
(14 persons)         959,984 1,014,207 1,974,191   20.0%   2,170  1.8%  19.8%



* less than 1% of Class
** These officers are not on the Board of Directors.

(A) Unless otherwise indicated, the sole voting and investment power is held by the persons named. Dr. Butner disclaims beneficial ownership of 130,000 Class A shares held in trust for Phyllis F. Butner.

(B) Larry Beres, Richard Desich, and Dr. James G. Mathias are on the ballot for a three-year term.


1.        Election of Directors

     At the meeting, three nominees for the Board of Directors (Larry Beres, Richard Desich, and James Mathias) will be elected to hold office for a three-year term expiring at the Annual Meeting of the Shareholders in the year 2003 or until their successors are elected and qualified. Proxies solicited by the Board of Directors, if properly signed and returned, will be voted in favor of approving these nominees. In the event any of the nominees shall be unable or unwilling to serve as a director, it is intended that the proxies will be voted for the election of such person nominated by the Board of Directors in substitution.

     The Company has no reason to believe that any nominee of the Board of Directors will be unable to serve as a director if elected. However, in the event that any of the nominees should become unavailable, proxies solicited by the Board of Directors will be voted either for the election of substitute nominees designated by the Board of Directors or to fix the number of Directors at a number less than ten which will equal the number of nominees available for election.

     The Board of Directors recommends that you vote in favor of each of the persons listed below.

 Nominees for Election at the 2000 Annual Meeting:

     Larry A. Beres became a Director of The Banc Stock Group in 1995. Mr. Beres is Executive Vice President of Tooling Technology Group of Dayton, Ohio. The firm is a supplier of tooling to the plastics industry. He was formerly President of Formex, Inc., of Dayton, Ohio, a supplier of systems to the plastics industry. Mr. Beres graduated from Kent State University with a Bachelor of Science Degree in Chemistry and attended the K.S.U. MBA Program.

     Richard Desich became a Director of the Company in December 1999. Mr. Desich is the owner and President of Mid-Ohio Securities since 1974, specializing in investment management and trustee / custodial services for individual retirement accounts:
President of Equity Oil and Gas Funds Incorporated, specializing in producing oil and gas; and General Principal for Maddie Consulting and has lectured throughout the United States at various seminars and conferences. Mr. Desich is a Director of the Lorain County Community College and of Accel International Corporation, a property and casualty insurance company. He graduated from Ohio State University with a B.S. degree in Finance.

     James G. Mathias became a Director of the Company in 1993. Dr. Mathias is also a Director of ShareholderOnline, Inc. Since 1988, Dr. Mathias has been a veterinarian practicing in Tipp City, Ohio, where he is the owner of the Tipp City Veterinary Hospital and Wellness Center. Dr. Mathias attended the University of Texas and completed his education at the Ohio State University, graduating from the College of Veterinary Medicine in 1978. He was a member of the Honor Society of Phi Zeta, a Veterinary Honor Society. Dr. Mathias is also founder and president of the Dayton North Women's Center and is a speaker on Ratite Medicine. He is also on the Veterinary Advisory Board of the Iams Company in Dayton, Ohio.

     Directors Whose Terms Continue until the 2001 Annual
Meeting.

     Dr. Robert K. Butner has been a Director of The Banc
Stock Group, Inc. since 1993, and a Director of ShareholderOnline,
Inc.   He is retired from the faculty of Ohio University where he was a Professor of Mathematics for 39 years and Chairman of the Mathematics Department. Upon retirement, Mr. Butner was confirmed Emeritus Professor of Mathematics. Mr. Butner received a B.S. Degree in 1943 with Phi Beta Kappa honors and an M.S. Degree in 1945 and a Ph.D. Degree in 1952 from the State University of Iowa. From 1943 to 1946, Dr. Butner served as an officer in the United States Navy. Since retirement, Dr. Butner has continued his long-term involvement with the Independent Study Program at Ohio University, writing a number of Study Guides for correspondence courses in mathematics.

     John Rettig was elected to the Board of Directors for The
Banc Stock Group, Inc. in August 1998. He has been owner and operator of The Quality Cleaners since 1970. The volume Dry-cleaning Company does residential, commercial and fire restoration cleaning. Mr. Rettig has achieved the recognized Certified Environmental Dry Cleaner status. Mr. Rettig attended Bowling Green State University from 1960 through 1961 studying Business Administration. In 1961, Mr. Rettig volunteered for the U.S. Army draft and served in the Adjutant General Corps. until 1963. During his tenure in the service, Mr. Rettig served as team chief in a Chemical, Biological and Radiological Warfare Team. During his service, he continued his education with a U.S. Army Correspondence School Business Course. From 1988 until 1998, Mr. Rettig served as Chairman of Sandusky County Republican Party. Mr. Rettig has also served on many boards and county service organizations.

     L. Jean Thiergartner became a Director of the Company in 1991, and is also a Director of ShareholderOnline, Inc. Ms. Thiergartner is also the Secretary-Treasurer of Thiergartner Farms, Inc. for which she has worked for more than thirty years. She is past Treasurer of the Ohio Beef Council, past President of the Ohio Cattle Women's Association, and has been a member and past President of the Union County Health Board for over fourteen years. She is also past delegate to the State Convention for the Ohio Farm Bureau, and is a member of St. Paul Lutheran Church and active on many committees, including the Parsonage Building Committee. She is presently serving on the Advisory Board for Ohio Hi-Point and Clark Tech Adult Education.



  Directors Whose Terms Continue until the 2002 Annual Meeting.

     Dr. Roger Blackwell was elected to serve on the Company's
Board in February 1999. Dr. Blackwell is a Professor of Marketing at The Fisher College of Business at The Ohio State University. He is also President and CEO of Blackwell Associates, Inc., a consulting firm in Columbus, Ohio.

     Dr. Blackwell received his B.S. and M.S. degrees from The University of Missouri and his Ph.D. from Northwestern University. He serves on the boards of Airnet Systems, Anthony & Sylvan Pools, Applied Industrial Technologies), Checkpoint Systems, Flex-Funds, Max & Erma's Restaurants, and Intimate Brands.

          Sandra L. Quinn is a Director, Vice President & Corporate Secretary of the Company. She is also Vice President & Corporate Secretary of the Company's subsidiaries and of ShareholderOnline. She has been a Director of the Company and of ShareholderOnline since 1993. From October 1995 through 1998, Ms. Quinn served as Principal of Buckeye Bancstocks, Inc. Ms. Quinn is a member of the American Society of Corporate Secretaries, and is also a member of the Securities Industry Committee. Ms. Quinn graduated valedictorian from Bradford Business School. She began her employment with the Company in May 1991, and is licensed as a Uniform Securities Agent (Series 63), Corporate Securities Representative (Series 62), Uniform Investment Adviser Representative (Series 65), as an Investment Company/Variable Contracts Limited Representative (Series 6), and as a General Securities Principal (Series 24).

     Harvey Thatcher has been a Director of the Company since 1991, as well as a Director of ShareholderOnline. Mr. Thatcher is past president of Thatcher Insurance Agency, Inc. and Thatcher Lands, Inc., located in Van Wert, Ohio, which he formed in 1976. Since retirement from Thatcher Insurance, Inc., he is engaged in the refinancing of homes as a Mortgage Broker. He also serves as Director of the following organizations: Thatcher Lands, Inc., (since 1976), German Mutual Insurance Company, (since 1987), Tri-State Venture Group, (since 1994), and Tendasoft, Inc. (since
1998).

                     Committees and Meetings

     The Board of Directors held a total of five meetings during the fiscal year ended February 29, 2000. The Board of Directors operates with the assistance of the Audit Committee, Executive Committee, Stock Option Committee, and the Executive Compensation Committee. All Board Members attended all Board meetings during the past fiscal year.

     The function of the Audit Committee is to recommend to the Board of Directors the selection of the Independent Public Accountants to be employed by the Company and to review generally the scope of the auditor results thereof. The Audit Committee also reviews generally the Company's internal accounting controls, conducts internal financial investigations and reviews the auditor's compliance with the Company's policy on non-audit services provided by the independent auditors. The audit committee reviewed and discussed the audited financial statements with management; discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards Number 61; received written disclosures and the letter from the independent accountants required by Independence Standards Board Standard Number 1, and discussed with the independent accountants the independent accountants' independence; and recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended February 29, 2000. The members of the Audit Committee at February 29 were Michael E. Guirlinger, Larry Beres, and John Rettig. In addition, the Audit Committee consults with Jeffrey C. Barton, Vice President and Chief Financial Officer of the Company. The Audit Committee held two meetings during the fiscal year ended February 29, 2000.

The Executive Committee is authorized, when it is impractical or not in the best interest of the Company to wait until a Board of Directors meeting for approval, to take any and all action or incur any obligations which could be taken or incurred by the full Board of Directors. The members of the Executive
Committee at February 29 were Michael E. Guirlinger, Sandra Quinn,
Robert K. Butner and Dr. James G. Mathias. The Executive Committee did not hold any meetings during the fiscal year ended February 29, 2000.

The Stock Option Committee was formed to review proposals made by the President of the Company to award stock options and warrants to officers, key employees, and individuals that participate in the development and growth of the Company. The plan is intended to encourage officers and key employees of the Company to acquire or increase their ownership of common stock of the Company on reasonable terms. The opportunity provided is intended to foster in participants a strong incentive to put forth maximum effort for the continued success and growth of the Company and its subsidiaries, to aid in retaining individuals who put forth such efforts, and to assist in attracting the best available individuals to the Company and its subsidiaries in the future. The Stock Option Committee held one meeting during the fiscal year ended February 29, 2000.

The Executive Compensation Committee has overall responsibility with respect to designing, approving, and evaluating the executive compensation plans, policies, and programs of the Corporation. The committee is responsible for establishing the relationship between pay levels and corporate performance and returns to shareholders and to monitor the results of such policies to assure that the compensation payable to the Corporations' executive provides overall competitive pay levels, creates proper incentives to enhance shareholder value, rewards superior performance, and is justified by the returns available to shareholders. The Committee has the authority to delegate responsibility for the day-to-day management of executive compensation payable to the officers of the Corporation. The Executive Compensation Committee held one meeting during the fiscal year ended February 29, 2000.

                        Executive Officers

The following table provides information regarding each executive officer of the Company for the year ended February 29, 2000.

                    Age  Position

Michael E. Guirlinger    52   Director, President, CEO and Treasurer
Edward E. Schmidt        53   Executive Vice President
Sandra L. Quinn          34   Director, Vice President and Secretary
Jeffrey C. Barton        53   Vice President and Chief Financial Officer
Mark A. Davis            48   Vice President and Director of Research
Harry J. Ryan            55   Vice President and Director of Marketing

          Officers serve at the pleasure of the Board of Directors.

Note: Michael E. Guirlinger resigned on April 27, 2000, as President and CEO and Roderick H. Dillon, Jr. was elected on May 11, 2000, as the Company's new President and CEO.

                    Summary Compensation Table

                       {Annual Compensation}       {Long-term Compensation}

Name of Principal                  Bonus        Awards Awards    LTIP    All
 and Position         Year Salary  (B)   Other* Stock Options(A)Payouts Other

Michael E. Guirlinger 1999 101,574        33,975
Mark A. Davis, VP     1999  90,000        21,388        37,500 sh
Jeffrey C. Barton     1999 100,000 11,144               12,500 sh

Michael E. Guirlinger
President             1998 100,000 91,812 46,828        81,010

Mark A. Davis
Vice President        1998  85,000 90,406 62,589        40,000

Edward E. Schmidt
EVP                   1998  75,000 20,870  4,905         6,000

Michael E. Guirlinger
President             1997  80,455 36,861 35,202        45,000

Mark A. Davis
Vice President        1997  61,923 58,890 61,066        30,000

Edward E. Schmidt
Executive VP          1997  62,019  3,140               15,000       94,102(A)


* Commissions

(A) During the fiscal year ended February 29, 2000, options were granted, with terms of ten years and exercise prices of $4.50 and $2.25 to employees and independent contractors including Messrs. Davis and Barton. Mr. Davis was awarded 15,000 stock options which vested immediately and 15,000 stock options which vest over five years with an exercise price of $4.50 and 3,750 stock options which vested immediately and 3,750 stock options which vest over five years with an exercise price of $2.25. Mr. Barton was awarded 5,000 stock options which vested immediately and 5,000 stock options which vest over five years with an exercise price of $4.50 and 1,250 stock options which vested immediately and 1,250 stock options which vest over five years with an exercise price of $2.25. During the fiscal year ended February 28, 1999, options were granted, with terms of ten years and exercise prices of $14.75 to employees and independent contractors including Messrs. Guirlinger, Davis and Schmidt. Mr. Guirlinger was awarded 40,505 stock options which vested immediately and 40,505 which vest over five years. Mr. Davis was awarded 20,000 stock options which vested immediately and 20,000 stock options which vest over five years. Mr. Schmidt was awarded 3,000 stock options which vested immediately and 3,000 stock options which vest over five years. During the fiscal year ended February 29, 1998, Mr. Guirlinger was awarded 22,500 stock options which vested immediately and 22,500 stock options which vest over five years, at an exercise price of $2.125. These stock options expire on March 7, 2007. Mr. Davis was awarded 15,000 stock options which vested immediately and 15,000 stock options which vest over five years, at an exercise price of $2.125. Mr. Schmidt was awarded 7,500 stock options which vested immediately and 7,500 stock options which vest over five years, at an exercise price of $2.375. Mr. Schmidt exercised 7,500 of his options resulting in compensation of the difference between the exercise price and fair market value at date of exercise of $94,102. During the fiscal year ended February 28, 1997, Mr. Guirlinger was awarded 25,000 stock options effective February 29, 1996, which vested immediately. These stock options expire February 28, 2006, with an exercise price of $2.875. At February 29, 2000, Mr. Guirlinger has 198,506 stock options which are exercisable and 52,504 stock options which vest over five years. Mr. Davis has 157,150 stock options which are exercisable and 50,350 stock options which vest over five years. Mr. Schmidt has 10,350 stock options which are exercisable and 10,650 stock options which vest over five years. Mr. Barton has 6,250 stock options and 20,000 warrants which are exercisable and 6,250 stock options which vest over five years.

(B) Bonuses paid in each year are based on financial performance for the previous year. Roderick H. Dillon, Jr. was appointed President and CEO effective May 11, 2000. He was issued one million warrants at an exercise price of $1.60 and ten year terms. Twenty percent of the warrants vest immediately and twenty percent vest each year for the next four years. His annual salary was set at $150,000.

No other officer of the Company received in excess of $100,000 compensation.

Director Compensation
Each director who is not an employee of the Company in entitled to receive a fee of $500 plus travel expenses for each directors' meeting attended. On February 29, 2000, the Company issued Warrants to certain outside Directors. The following outside Directors (i.e., Larry Beres, Roger Blackwell, Robert K. Butner, James G. Mathias, John Rettig, Harvey J. Thatcher, and L. Jean Thiergartner) each received Warrants to purchase 10,000 shares of the Company's Class A Common Stock. The Warrants have an exercise price of $2.25 per share and expire at 5:00 P.M. on February 28, 2010.

Stock Options

The following table sets forth certain information regarding stock options granted to the executive officers named in the Summary Compensation Table during the Company's fiscal year ended February 29, 2000.

                                % of
                     Number of  Total
                     Securities Options
                     Underlying Granted to     Exercise
                     Options    Employees      Price Per      Expiration
Name                 Granted    in Fiscal Yr.  Share          Date

Michael E. Guirlinger   -0-      0%             $-0-           N/A
Edward E. Schmidt      5,000     3%             $4.50          05/14/2009
                       2,500                    $2.25          02/28/2010
Jeffrey C. Barton      0,000     5%             $4.50          05/14/2009
                       2,500                    $2.25          02/28/2010
Mark A. Davis         30,000    15%             $4.50          05/14/2009
                       7,500                    $2.25          02/28/2010


2.        Independent Accountants

Ratification of PricewaterhouseCoopers LLP as the Company's independent accountants for the year ended February 29, 2000.

A representative of PricewaterhouseCoopers will be present at the Annual Meeting and will have an opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions from shareholders.

3.        Shareholder Proposals

All shareholder proposals which are intended to be presented at the Year 2001 Annual Meeting of stockholders of the Company must be received by the Company no later than March 13, 2001, for inclusion in the Board of Directors' Proxy Statement and form of Proxy related to the meeting.

4.        Other Business

The Board of Directors knows of no other business to be acted upon at the meeting. However, if any other business properly comes before the meeting, it is the intention of the persons named in the enclosed Proxy to vote on such matters in accordance with their best judgment.

The prompt return of the Proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the meeting, please sign the Proxy and return in the enclosed envelope.

                                   By Order of the Board of Directors
                                   Sandra L. Quinn
                                   Secretary